Horne International, Inc.

EXHIBITS

Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his/her capacity as an officer of Horne International, Inc. (“Horne”), that, to the best of his/her knowledge and belief, the quarterly report of Horne International, Inc. on Form 10-Q for the period ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Horne International, Inc..

Date: August 20, 2013	By:	/s/ Dallas Evans
Dallas Evans
Chief Executive Officer (Principal Executive Officer) Interim Chief Financial Officer (Principal Accounting Officer)

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Horne International, Inc. and will be retained by Horne International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request